                                                                 Exhibit 10.21

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT, made as of June 30, 1997, by and between The Board of Trustees of Needles Desert Communities Hospital, a board of trustees duly appointed by the Mayor of the City of Needles, California pursuant to Section 37603 of Title 4, Division 3, Part 2, Chapter 5, Article 7 of the Government Code of the State of California ("Lessor"), whose address is 1401 Bailey Avenue, Needles, California 92363, and Principal-Needles, Inc., a Tennessee corporation ("Lessee"), whose address is 109 Westpark Drive, Suite 180, Nashville, Tennessee 37027.

                                   WITNESSETH:

     1. Lease of Premises and Equipment. In consideration of the rents and covenants herein stipulated to be paid and performed by Lessee and upon the terms and conditions herein specified, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the property commonly known as Needles Desert Communities Hospital consisting of: (i) the parcel(s) of land located in Needles, San Bernardino County, California, as described on Schedule A, Part I attached hereto and made a part hereof for all purposes (the "Land"); (ii) all buildings, structures, "Fixtures" (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Improvements");
(iii) all easements, rights and appurtenances relating to the Land and the Improvements (collectively, the "Appurtenant Rights"); (iv) all equipment, machinery, fixtures, and other items of property, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, (collectively the "Fixtures"); and (v) all equipment, furnishings, furniture, trade fixtures and other personal property used in connection with medical-surgical hospital, urgent care and medical office building operations and businesses on the Premises, all as more particularly described on Schedule B (collectively the "Equipment"). The Land, the Improvements, the Appurtenant Rights and the Fixtures are hereinafter referred to collectively as the "Premises."

     2. Term. The Premises and the Equipment are leased for a primary term (the "Primary Term") and, at Lessee's option, three (3) additional extended terms (the "Extended Terms"), unless and until the term of this Lease shall expire or be terminated as hereinafter provided. The Primary Term shall be for fifteen
(15) years commencing at 12:01 a.m. on the day following the Closing Date (as that term is defined in Annex A attached hereto and made a part hereof) (the "Commencement Date"). Following the Primary Term, Lessee shall have an option to extend the term of this Lease for up to three (3) additional terms of five (5) years each. Such Extended Terms shall be on and subject to all of the same terms, covenants and conditions as herein contained. The option for any Extended Term shall be exercised only by written notice from Lessee to Lessor given no less than six (6) months prior to the expiration of the Primary Term, the first Extended Term or the second Extended Term, as the case may be. Unless specifically otherwise provided, the terms and phrases "term," "term hereof" and "term of this Lease" shall include the Primary Term and any Extended Term if exercised and in effect. "Lease Year" shall mean the period beginning on the first day of the Primary Term and ending at 12:00 midnight of the day prior to the first anniversary of the commencement date of the Primary Term and each subsequent 12-month period within the term of this Lease.

     3. Amount and Manner of Payment of Rent. Lessee shall pay to Lessor in lawful money of the United States, as partial payment of rent, Two Million Dollars ($2,000,000) (the "Initial Rent"), One Million Two Hundred Twenty One Thousand Dollars ($1,221,000) of which shall be paid by wire transfer to an account designated by Lessor and Seven Hundred Seventy Nine Thousand Dollars ($779,000) of which shall be paid by wire transfer to First Union National Bank (the "Escrow Agent") to be held and disbursed by the Escrow Agent pursuant to an escrow agreement mutually satisfactory to Lessor, Lessee and the Escrow Agent (the "Escrow Agreement"), for mechanical upgrades to the Premises, including without limitation those items set forth in Exhibit A and other items required to bring the Premises into compliance with Legal Requirements (as that term is defined in Section 4.4) to the extent it is not in compliance with Legal Requirements as of the Commencement Date ("the Required Improvements"). In addition, the funds held in the Escrow Account may be used to pay the approximately $190,000 cost of a generator previously ordered by Lessor and to reimburse Lessor for any down payment made in connection therewith. At the Closing (as that term is defined in Annex A), Lessor shall repay Brim Hospitals, Inc. ("Brim"), an affiliate of Lessee, out of the Initial Rent, the outstanding principal amount due under a $221,000 loan previously made by Brim to Lessee, without interest thereon.

     In the event that the amount held by the Escrow Agent is insufficient the pay for the costs of the Required Improvements (including the generator referred to in the preceding paragraph), Lessee shall pay any such deficiency, and Lessor shall have no further obligation to pay for the remainder of the costs associated therewith. In addition, Lessor shall not be required to spend on any item set forth in Exhibit A more that the amount set forth opposite such item therein.

     In the event that, at anytime during the term of this Lease, Lessee wrongfully terminates this Lease or defaults under this Lease and Lessor is permitted and does terminate this Lease as a result of such default, Lessee shall forfeit any claim it may have to the Initial Rent. In the event that, at anytime during the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay the full amount of the Initial Rent to Lessee. In the event that, at anytime after the first year of the term of this Lease, Lessor wrongfully terminates this Lease or defaults under this Lease and Lessee is permitted and does terminate this Lease as a result of such default, Lessor shall forfeit and immediately repay a prorated portion of the Initial Rent to Lessee, such prorated portion being equal to 180 minus the number of months (not to exceed 180) which have elapsed from the Commencement Date to the date of such termination multiplied by the Initial Rent.

     Lessee shall pay, as additional rent ("Additional Rent") for the Premises, the following, in equal quarterly installments in advance on the first day of each quarter (the "Payment Date"):

 Years                      Annual Rent                     Quarterly Payment
 -----                      -----------                     -----------------
 1 - 5                      $310,000.00                        $77,500.00
 6 - 10                     $319,300.00                        $79,825.00
 11 - 15                    $328,879.00                        $82,219.75
 16 - 20*                   $338,745.37                        $84,686.34
 21 - 25*                   $348,907.73                        $87,226.93
 26 - 30*                   $359,374.96                        $89,843.74

* if such Extended Term is exercised.

The Initial Rent and the Additional Rent are hereinafter referred to together as "Rent." All Rent shall be paid to Lessor at Lessor's address set forth above or at such other address or to such person as Lessor may designate in writing from time to time. Any installment of Rent which is not paid within ten (10) days of the Payment Date shall bear interest at the rate of ten percent (10%) per annum from the day after such Payment Date until such installment is paid. The parties agree that the Rent shall be allocable to and payable in respect to the Premises (Land, Improvements, Appurtenant Rights and Fixtures) and the Equipment in such percentages as may be reasonably determined by Lessor and disclosed to Lessee in writing on or before the Commencement Date.

     4. Covenants of Lessee and Lessor.

        4.1 Payment of Rent. Lessee shall pay Rent in the manner provided in
Section 3 without notice or demand.

        4.2 Maintenance and Repair.

            (a) Lessee, at its own expense, will maintain all parts of the Improvements in at least as good condition as they now are (or with respect to any additional or replacement Improvements, as they then are), except for ordinary wear, tear, deterioration and obsolescence and damage by fire or other casualty.

            (b) Lessee, at its own expense, will maintain the Equipment in at least as good condition and repair as it now is. In the event that Lessee decides for any reason that any item of Equipment is no longer required for its use, and such item has a Book Value of less than Five Thousand Dollars ($5,000), Lessee may dispose of the same in accordance with the provisions of Section 7.2, and shall be entitled to retain the proceeds thereof. In the event that Lessee decides for any reason that any item of Equipment is no longer required for its use, and such item has a Book Value of Five Thousand Dollars ($5,000) or more, Lessee shall so notify Lessor, and Lessor shall promptly remove such item from the Premises at its expense. For the purposes of this Lease, the term "Book Value" shall mean the greater of a) the value then shown on the books and records maintained by Lessee on behalf of Lessor with respect to the

Equipment using allowable depreciation in accordance with generally accepted accounting principals consistently applied, or b) fair market value. Lessor may store or dispose of such items at its election, shall bear all costs associated therewith and shall be entitled to retain the proceeds, if any, from the sale thereof. Lessor shall remove such item within thirty (30) days of Lessee's notice to remove such item, or if such item is not capable of being removed within thirty (30) days, Lessor shall commence removing such item within thirty
(30) days of Lessee's notice and thereafter diligently pursue such removal to completion. In the event Lessor does not remove, or commence to remove, as the case may be, such item within thirty (30) days of Lessee's notice that such item is no longer required for its use, Lessee may dispose of the same in accordance with the provisions of Section 7.2, and shall be entitled to retain the proceeds thereof. If Lessee elects to replace any Equipment instead of repairing the same, such replacement items of equipment (including the value of any Equipment used as "trade-in" toward such items of replacement equipment) shall become the property of Lessee, provided that the acquisition of any such replacement items of equipment shall be subject to the provisions of Section 7. Upon the expiration or earlier termination of this Lease, Lessee shall return to Lessor all items of Equipment not previously returned to Lessor in such condition they are required to be maintained hereunder, ordinary wear and tear, damage and deterioration, and any loss or damage ordinarily covered by a policy of fire and extended coverages excepted. As used throughout this Section 4.2(b), "ordinary wear and tear" shall mean the wear, tear, damage and deterioration that would typically and ordinarily occur if used for a period of time equivalent to the term of this Lease in a medical-surgical hospital facility similar to the Premises.

        4.3 Taxes and Utilities. Lessee shall pay, prior to delinquency: all taxes, assessments, levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which during the term hereof, (i) are imposed or levied upon or assessed against the Premises and the Equipment, or (ii) arise out of the operation, possession or use of the Premises. Lessee shall not be required to pay any franchise, estate, inheritance, transfer, income or similar tax of Lessor unless such tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Lessee is required to pay pursuant to this Section 4.3. Lessee will furnish to Lessor, promptly after demand therefor, proof of payment of all items referred to above which are payable by Lessee. If any such assessment may legally be paid in installments and is not delinquent, Lessee may pay such assessment in installments; in such event, Lessee shall be liable only for installments which accrue during the term hereof. Lessee shall promptly notify Lessor in writing that it has elected to pay such assessment in installments. In the event of the sale of any item of Equipment, the party entitled to retain the proceeds thereof under Section 4.2(b) shall be responsible for the payment of any sales tax payable by the seller in connection with such sale.

        4.4 Compliance With Laws. Lessee shall promptly cause the Premises to be in conformity with all laws, ordinances and regulations, and other governmental rules, orders and determinations now or hereafter enacted, made or issued, whether or not presently contemplated, including without limitation the provisions of Sections 37609.1 and 37615.4 of the Government Code of the State of California (collectively "Legal Requirements"), applicable to the Premises or the use thereof throughout the term of this Lease at its sole cost and expense. In the event that the Premises are not now in conformity with all Legal Requirements, Lessor shall be responsible for promptly causing the Premises to become in conformity with all Legal Requirements, at its sole cost and expense.

        4.5 Insurance.

            (a) Lessee will maintain insurance on the Premises of the following character:

                (i) Insurance against loss by earthquake, fire, flood, lightning, vandalism, malicious mischief and other risks which at the time are included under "extended coverage" endorsements with respect to the Premises, in an amount not less than 100% of the actual replacement value of the Improvements, exclusive of foundations, excavations, parking areas, drives, underground utilities and all other land improvements.

                (ii) Comprehensive public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and adjoining streets and sidewalks, in the amounts of $3,000,000 for bodily injury or death in any one occurrence and $1,000,000 for property damage.

                (iii) Worker's compensation insurance (including employers' liability insurance, if requested by Lessor) to the extent required by the law of the state in which the Premises are located and to the extent necessary to protect Lessor and the Premises against worker's compensation claims.

            (b) Lessee will maintain professional liability insurance in the amount of at least $1,000,000 per occurrence and $3,000,000 in the aggregate.

     The insurance referred to in subsections (a) and (b) above shall be written by companies with not less than an A rating legally qualified to issue such insurance, and shall name Lessor and Lessee as insured parties as their interests may appear. Coverage for the items referred to in subsections (a)(ii),
(a)(iii) and (b) above may be provided through such combination of self insurance and to "umbrella" policies maintained by Lessee or an Affiliate of Lessee as Lessee deems advisable. Lessee shall provide copies of certificates of insurance for such coverage to Lessor on or before the Commencement Date, and shall maintain current copies of any such certificates with Lessor at all times during the term of this Lease. Lessee shall notify Lessor of any change or lapse in coverage. For the purpose of this Agreement, the term "Affiliate of Lessee" shall mean any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Lessee, (ii) any entity of which Lessee owns ten percent (10%) or more of the outstanding voting securities, or
(iii) any entity of which Lessee is a managing or controlling general partner or joint venturer. As used in this definition of "Affiliate," the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or other written agreement.

        4.6 Surrender of Premises. Upon the expiration or termination of the of this Lease, Lessee shall surrender the Premises to Lessor in at least the condition in which the Premises were upon the commencement of this Lease, except as repaired, rebuilt, restored, altered, added to, as permitted or required hereby; except for ordinary wear and tear, normal deterioration and obsolescence, and damage due to the negligent or willful acts or omissions of Lessor and its members, and their respective agents and employees, and causes excluded from coverage under the policies of insurance required to be maintained under Section 4.5, and, if this Lease shall be terminated by Lessee pursuant to
Section 11.1, except any damage resulting from any fire or other casualty.

        4.7 Use of Premises. Lessee may use and occupy the Premises for operation of a medical surgical hospital or other health care facility or facilities and the provision of such ancillary services and related, incidental uses as are appropriate or desirable in conjunction with the operation of such health care facilities.

        4.8 Waiver of Subrogation. Lessor and Lessee on behalf of themselves and all others claiming under them, including any insurer, waive all claims against each other, including all rights of subrogation, for loss or damage to their respective property (including, but not limited to, the Premises) arising from fire, smoke damage, windstorm, hail, vandalism, theft, malicious mischief and any of the other perils normally insured against in an "all risk" of physical loss policy, regardless of whether insurance against those perils is in effect with respect to such party's property and regardless of the negligence of either party or their respective agents, employees, licensees and subtenants. If either party so requests, the other party shall obtain from its insurer a written waiver of all rights of subrogation that it may have against the other party.

        4.9 Compliance with Accreditation Standards. Lessee shall at all times at its own cost and expense maintain the Premises and operate the Hospital in material compliance with the Accreditation Standards of the Joint Commission on the Accreditation of Healthcare Organizations ("JCAHO"), as the same may be amended from time to time. In the event that the Premises are not now in conformity with all JCAHO Accreditation Standards, Lessor shall be responsible for promptly causing the Premises to become in conformity with all JCAHO Accreditation Standards at its own cost and expense.

     5. Title and Condition of Premises.

        5.1 Title to Premises. Lessor covenants, represents and warrants that Lessor has full right and lawful authority to enter into this Lease for the term hereof, is lawfully seized of the Premises and has good and marketable title thereto, free and clear of all liens and encumbrances except those listed on Schedule A, Part II (the "Permitted Encumbrances").

        5.2 Condition of the Premises. The Premises and the Equipment are in good operating condition and repair and are structurally sound and, except as set forth in Schedule C, there are no material deferred maintenance items and none of the Equipment nor any of the buildings, structures, fixtures or improvements which are part of the Premises are in need of any maintenance, repair or replacement, except for ordinary routine periodic maintenance of the kind usually required from time to time at similar facilities.

        5.3 Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold, occupy and enjoy the Premises and the Equipment and all the appurtenances thereto, without hindrance or molestation from Lessor or any other persons and other entities whatsoever, subject only to Permitted Encumbrances as set forth in Annex A.

     6. Indemnification. Lessee shall indemnify and hold Lessor, its City Council as it may be composed from time to time, and its agents and employees harmless against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to any property occurring on or about the Premises or in any manner in conjunction with the use or occupancy of the Premises in whole or in part, unless the death, injury or damage was sustained as a result of any willful or negligent acts or omissions of Lessor, Lessor's City Council, or Lessor's agents or employees.


     7. Alterations, Additions and Removal.

        7.1 Alterations, Additions and Removal. Lessee may, at its expense, make additions to and alterations of the Improvements, and construct additional Improvements, provided that (i) the market value of the Premises shall not be materially lessened thereby; (ii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Legal Requirements and the requirements of all insurance policies required to be maintained by Lessee hereunder; (iii) no material part of the Improvements shall be demolished unless
(A) Lessor's prior consent shall have been obtained, which consent shall not be unreasonably withheld, and (B) unless Lessor otherwise consents in writing, the same are replaced by other improvements which are consistent with the intended use of the Premises. All such additions and alterations shall be and remain part of the Premises and become the property of Lessor at the expiration or earlier termination of this Lease. Lessee shall keep accurate contemporaneous records with respect to the costs of such additions and alterations. Lessee may place upon the Premises any trade fixtures, machinery, equipment, materials, inventory, furniture and/or other personal property belonging to Lessee or third parties and not otherwise contemplated under this Lease (collectively, "Lessee's Personal Property"), whether or not the same shall be affixed to the Premises, which are used in connection with any of Lessee's business operations on the Premises. Lessee may remove any of Lessee's Personal Property at any time during the term of this Lease. Lessee shall repair promptly any damage to the Premises caused by such removal.

        7.2 Disposal of Equipment. If Lessee shall determine at any time and from time to time that any item or items of Equipment are obsolete or no longer suitable for Lessee's use in connection with Lessee's business or operations at the Premises, Lessee may sell, transfer, exchange, or otherwise dispose of such item(s) in such manner as Lessee may deem appropriate in accordance with Section 4.2(b). If requested by Lessee, Lessor shall deliver to Lessee or to Lessee's designee a bill of sale, in form and substance reasonably satisfactory to Lessee, duly executed and acknowledged by Lessor, which shall be sufficient to convey and transfer to Lessee or its designee all of Lessor's right, title and interest in and to the item(s), free and clear of all liens and encumbrances whatsoever other than Permitted Encumbrances. Lessee may retain as its sole and absolute property the proceeds, whether in cash or in exchange property or otherwise, of any sale, transfer, exchange or other disposition of any such items.

     8. Lessee's Right to Mortgage Its Leasehold Interest.

        8.1 Lessee's Right to Encumber and Mortgage this Leasehold. At any time during the term of this Lease, Lessee may mortgage, hypothecate or otherwise encumber Lessee's leasehold estate under this Lease in respect to both the Premises and Equipment to secure indebtedness of Lessee under one or more leasehold mortgages and may assign this Lease as security for such mortgage or mortgages. Lessee shall notify Lessor of the amount of any such loan and the nature of the security given to secure the repayment thereof.

        8.2 Amendments Required By Leasehold Mortgages. Lessor and Lessee shall cooperate in including in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any leasehold mortgagee for the purpose of allowing such leasehold mortgagee reasonable means to protect or preserve its lien upon Lessee's leasehold interest under this Lease on the occurrence of a default under the terms of this Lease. Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect Sections 2, 3 or
4.7 of this Lease, or without the prior written approval of Lessor, which will not be unreasonably withheld, modify any other provision of this Lease in a manner which materially adversely affects Lessor. Lessee shall pay the reasonable expenses, including legal fees, actually incurred by Lessor in connection with any consents requested hereunder.

     9. Assignments and Subleases; Merger and Sale of Assets. Lessee and its assigns shall have the right to assign this Lease, in whole or in part, and to sublet the Premises, or any part thereof, from time to time without the prior written consent of Lessor to any Affiliate of Lessee. In addition, Lessee may transfer, convey, sell or assign all or any part of its interest in the Lease without the consent of Lessor if the transaction involves the transfer of interests in additional healthcare facilities owned, leased or managed by Lessee or any Affiliate of Lessee and Lessee's most recent twelve (12) month revenues from the operation of the Hospital are less than fifty percent (50%) of the total revenues of the facilities to be so transferred. Except as otherwise set forth herein, Lessee may not assign this Lease, in whole or in part, or sublet the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld. Lessor consent to any such transfer on one occasion shall not constitute consent to any other or future transfer. Lessee shall pay the reasonable expenses, including legal fees, actually incurred by Lessor in connection with its consideration of granting any consent required hereunder.

     10. Permitted Contests. Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required, nor shall Lessor have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent (except Rent, additional rent and any other sums due hereunder payable to or for the benefit of Lessor), charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, as long as Lessee shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and which also shall prevent the sale, forfeiture or loss of the Premises or any Rent, or to satisfy the same or Legal Requirements, and which shall not affect the payment of any Rent, provided that such contest shall not subject Lessor to the risk of any criminal liability or any civil liability. Lessee shall give such reasonable security as may be demanded by Lessor, or any mortgagee to insure ultimate payment of such tax, assessment, levy, fee, rent, charge, lien, or encumbrance and compliance with Legal Requirements and to prevent any sale or forfeiture of the Premises, any Rent, any additional rent or any other sum required to be paid by Lessee hereunder.

     11. Casualty and Condemnation.

         11.1 Casualty.

             (a) Except as hereinafter provided, if any of the Improvements shall be damaged or destroyed by fire or any other casualty covered by a standard policy of fire and extended coverage insurance, as required pursuant to
Section 4.5 hereof, Lessee shall thereafter commence and diligently prosecute to completion, at Lessee's sole expense, the repair or rebuilding of the Improvements or portion thereof which was damaged, in a good and workmanlike manner, in accordance with plans and specifications satisfactory to Lessee and Lessor, which Lessor shall not unreasonably disapprove, provided that the Improvements upon completion of such repair or rebuilding shall have a value which is not substantially less than the value of the Improvements immediately prior to the damage or destruction. All proceeds remaining after payment of the costs of collection and recovery, if any ("Net Proceeds") shall be paid over to Lessee for the sole purpose of funding the costs of repair and rebuilding. Lessee shall be accountable for the Net Proceeds and shall maintain adequate contemporaneous records relating to such repair and rebuilding for the purpose thereof.

             (b) In the event that either (i) the damage or destruction with respect to any building ("Building") which is a part of the Improvements is so extensive that it cannot be rebuilt, restored or repaired as required in Section 11.1(a) within one hundred twenty (120) days after such occurrence, as determined by Lessee in its judgment reasonably based upon written professional opinion of licensed engineers, building contractors, inspectors or the like, or
(ii) any such damage or destruction occurs during the last two years of the term of this Lease, then Lessee shall have the right to terminate this Lease with respect to the damaged or destroyed Building, but no other part of the Premises, by giving written notice thereof to Lessor within forty-five (45) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction; provided that, if the Building which suffered such damage or destruction is the main hospital building located on Tract 1 of the Premises, then Lessee shall have the right to terminate this Lease by giving written notice thereof to Lessor within forty-five (45) days after the occurrence of such damage or destruction and such termination will be effective retroactively as of the date of such damage or destruction. In addition, if any Building is materially damaged or destroyed by any casualty not covered by the standard policy of fire and extended coverage insurance, then Lessee may terminate this Lease effective as of the date of such damage or destruction by giving the other party written notice thereof within forty-five (45) days after the occurrence of such damage or destruction. If Lessee exercises its option to terminate this Lease in part on account of damage or destruction to a Building, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that such Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced. In the event of a termination of this Lease, either in whole or in part, pursuant to Section 11.1(b), the Net Proceeds of insurance shall be paid over to Lessor, except that Lessee shall be entitled to receive such portion of such proceeds which represents the amount allocable to the then fair market value of Lessee's Personal Property, if any, provided Lessee maintained adequate contemporaneous records thereof.

         11.2 Condemnation.

             (a) If (i) the Premises are taken by an entity with the power of eminent domain ("Condemning Authority") or if the Premises are conveyed to a Condemning Authority by a negotiated sale, or if part of the Premises is so taken or conveyed such that any of the Improvements cannot be rebuilt so that upon completion Lessee may again use the Premises without substantial interference, or (ii) due to any such taking or conveyances, access to the Premises or any part thereof by motor vehicles and trucks as operated by Lessee, its contractors, employees, patients and invitees in the course of Lessee's business as theretofore conducted, is substantially impaired or terminated; then in any such event, Lessee may terminate this Lease by giving Lessor written notice any time after the occurrence of any of the foregoing and such termination shall be effective thirty (30) days from the date possession is taken by the Condemning Authority.

             (b) If part of the Premises or any Building or a substantial part thereof is so taken or conveyed without substantially interfering with the use of the Premises as a whole, but only one or more of the Buildings thereon, this Lease shall not terminate, except to the extent hereinafter provided. In such event, however, (i) Lessee shall have the option to terminate this Lease in respect to any Building which is subject to such taking or conveyance by notifying within thirty (30) days after the title is transferred to the Condemning Authority, and Lessor shall be entitled to all awards and payments made or to be made by the Condemning Authority, and (ii) if Lessee exercises such termination option, Lessor shall apply such portions of any award or payment made to Lessor for such taking or conveyance as is necessary to pay the cost of restoring the Building and/or the Premises to a complete architectural unit suitable for Lessee's use and business on the Premises prior to the date of such taking. If Lessee exercises its option to terminate this Lease in part on account of a taking or conveyance of a Building or any substantial part thereof as provided in clause (i) above, the parties shall promptly thereafter execute an amendment to this Lease which shall provide that the Building will be excised from the Premises, and that Rent will be proportionately and equitably reduced.

             (c) Except as provided below and in Section 11.2(b), all payments made for any such taking or conveyance shall be the property of Lessor; provided, however, Lessor shall have no interest in any award or payment or any portion of any such award or payment which is attributable to the taking or conveyance of any of Lessee's Personal Property, all of which shall be paid to Lessee. Lessee shall maintain adequate contemporaneous records as to the value of Lessee's Personal Property for purposes of determining what portion, if any, of such award or payment shall be paid to Lessee hereunder.

             (d) If this Lease is terminated pursuant to this Section 11, Lessor and Lessee shall be released and discharged from all liabilities arising or accruing under this Lease subsequent to the effective date of termination.

     12. Right of Entry.

              Upon not less than twenty-four (24) hours prior written notice received by Lessee on a weekday, which written notice may be hand delivered or telecopied to Lessee, Lessor and its agents and designees may enter upon and examine the Premises on weekdays from 8:00 a.m. to 5:00 p.m, excluding legal holidays, for the purpose of determining the condition of the Premises, and may show the Premises to prospective purchasers, mortgagees or lessees as long as such examination or showing shall not unreasonably interfere with the business operations of Lessee on the Premises.

     13. Default.

         13.1 Default; Notice and Cure; Remedies. In the event Lessee shall default in the payment of Rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of ten (10) days after Lessee receives written notice thereof from Lessor; or, if Lessee shall default in the performance of any other covenants or agreements hereunder and such default shall continue for thirty (30) days after written notice thereof, or, if the default is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within said thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; or, if Lessee shall fail to cause the Premises to be in conformity with the Legal Requirements as set forth in Section 4.4 hereof and all other contracts, agreements, covenants, conditions and restrictions applicable to the ownership, occupancy or use of the Premises, and such failure shall continue for thirty
(30) days after written notice thereof, or if the failure is of such a nature that it could not reasonably be cured within such thirty (30) day period and Lessee does not, within such thirty (30) day period commence to cure it and thereafter proceed, with due diligence, to cure it; then, and in addition to any and all other legal remedies and rights, Lessor may perform such covenant or agreement and to the extent sums are expended in connection therewith, and add such sums to the Rent due from Lessee to Lessor and, at the election of Lessor, may terminate this Lease and retake possession of the Premises by eviction, reentry or otherwise. Such re-entry shall not bar the right or recovery of Rent or damages for breach of covenants, nor shall the receipt of Rent after a default and/or re-entry be deemed a waiver of Lessor's remedies.

         13.2 Obligation to Relet. After a dispossession or removal in accordance with Section 13.1, Rent shall be paid to the date of such dispossession or removal, (i) Lessor shall use its reasonable best efforts to re-let the Premises or portions thereof, either in the name of Lessor, Lessee or otherwise, for a term or terms which may, at the option of Lessor, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, (ii) Lessee shall pay Lessor quarterly any deficiency between Rent due hereunder and the amount, if any, of rent collected on account of the new lease or leases of the Premises for each quarter of the period which would otherwise have constituted the balance of the term of this Lease (not including any renewal or extension the execution of which shall not have occurred prior to such dispossession or removal), and (iii) Lessor shall have any and all other rights and remedies available to it.

         13.3 Costs and Expenses. If Lessee should fail to make any payment or cure any default hereunder within the time herein permitted, Lessor, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Lessee, and thereupon Lessee shall be obligated to, and hereby agrees, to pay Lessor, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees and costs) incurred by Lessor in taking such remedial action, and any interest thereon actually incurred and paid by Lessor to third parties.

     14. Environmental Matters.

         14.1 Warranty of Lessor. Except as set forth in Schedule D, Lessor represents and warrants to Lessee that as of the date hereof no "Hazardous Substances" (as hereafter defined) or any other toxic material or medical waste are present on or in the Improvements or Land, except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, and which are used and kept in compliance with applicable public health, safety and environmental laws; and Lessor shall indemnify Lessee against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees, arising out of any breach of the foregoing warranty.

         14.2 Covenant of Lessee. Except for Hazardous Substances or other toxic materials or medical waste brought, kept or used in the Premises in commercial quantities similar to those quantities usually kept on similar premises by others in the same business or profession or who operate medical facilities similar to those located in and on the Premises, medical specialty, and which are used and kept in compliance with applicable public health, safety and environmental laws, Lessee shall not allow any Hazardous Substance, or other toxic material or medical waste to be located in, on or under the Premises or allow the Premises to be used for the disposal of any Hazardous Substance or other toxic material; and Lessee shall indemnify Lessor, its City Council and its agents and employees against any and all claims, demands, liabilities, losses and expenses, including consultant fees, court costs and reasonable attorneys' fees arising out of any breach of the foregoing covenant.

         14.3 Compliance with Laws. Lessee shall at all times and in all respects comply with all Legal Requirements applicable to the Premises or the use thereof relating to industrial hygiene, the handling, storage and disposal of medical waste, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substance, toxic material or medical waste.

         14.4 Remediation. If Lessee becomes aware of the presence of any Hazardous Substance in or on the Premises (except for those Hazardous Substances or other toxic material or medical waste brought, kept or used in the Premises by Lessee in commercial quantities similar to those quantities usually kept on similar premises by others in the same business, profession or medical specialty and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or medical waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor pursuant to and as otherwise limited by Section 14.1 and Lessor shall promptly execute and complete any required repair, closure, detoxification, decontamination or other clean-up of the Premises. If either party fails to implement and diligently pursue any such repair, closure, detoxification, decontamination other cleanup of the Premises which it is required to do hereunder, the other party shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses from the other.

         14.5 Definition. "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conversation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

     15. Notices, Demands and Other Instruments. All notices, offers, consents and other instruments given pursuant to this Lease shall be in writing and shall be validly given when personally delivered or when placed in the United States mail, registered or certified with return receipt requested, when sent by prepaid telegram or facsimile followed by confirmatory letter actually delivered or when sent by a courier or express service guaranteeing overnight delivery,
(i) if to Lessor, addressed to it at its address set forth above, (ii) if to Lessee, addressed to Lessee at its address set forth above. Lessor and Lessee each may from time to time specify, by giving fifteen (15) days notice to each other party, (i) any other address in the United States as its address for purposes of this Lease and (ii) any other person or entity that is to receive copies of notices, offers, consents and other instruments hereunder.

     16. Separability; Binding Effect. Each provision hereof shall be separate and independent and, the breach of any such provision by Lessor shall not discharge or relieve Lessee from its obligations to perform each and every covenant to be performed by Lessee hereunder. If any provision hereof or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforceable to the extent permitted by law. All provisions contained in this Lease shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of Lessor and Lessee to the same extent as if each such successor and assign were named as a party hereto. This Lease may not be changed, modified or discharged except by a writing signed by Lessor and

Lessee. Any such change, modification or discharge made otherwise than as expressly permitted by this paragraph shall be void. This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

     17. Headings and Table of Contents. The table of contents and the headings of the various Sections and Schedules of this Lease have been inserted for reference only and shall not to any extent have the effect of modifying, amending or changing the expressed terms and provisions of this Lease.

     18. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     19. Memorandum of Lease. Upon request of either party hereto, the parties shall execute and deliver to each other duplicate originals of a Memorandum of this Lease, in recordable form, containing the information required by law for recording the same.

     20. Assignment of Scheduled Leases. Lessor hereby assigns to Lessee all of its right, title and interest as lessor under those certain leases affecting the Premises which are existing and in effect as of the date of execution of this Lease listed on Schedule 4.6 of Annex A (hereinafter the "Scheduled Leases"), and Lessee hereby agrees to assume all Lessor's obligations, covenants and agreements as lessor under the Scheduled Leases. Lessee shall be entitled to collect and receive all such rents and other sums from the lessees under the Scheduled Leases accruing on and after the Commencement Date, and Lessee and Lessor agree that the Scheduled Leases shall upon this assignment become subleases subject and subordinate to this Lease. Lessee shall notify each of the lessees under the Scheduled Leases of this assignment.

     21. No Partnership. The parties hereto intend the relationship created by this Lease to be that of lessor and lessee and do not intend for the arrangement between them to be a partnership.

     22. Right of First Refusal.

         22.1 Exercise of Right. During the Term hereof, and for a period of
(120) days thereafter, Lessor shall, prior to any proposed sale, transfer or assignment of all or any part of the Premises or the Equipment, provide Lessee with written notice of the terms and conditions of the proposed sale, transfer or assignment, including the identity of the proposed transferee and the proposed purchase price. Lessee have a right of first refusal for thirty (30) days from the receipt of such notice in which to agree to consummate such sale, transfer or assignment on the same price, terms and conditions contained in the notice. If Lessee elects to acquire the same on such price, terms and conditions, Lessee shall have one hundred twenty (120) days from the date on which it received notice of the transaction in which to consummate such transaction. If Lessee fails to consummate such transaction within such one hundred twenty (120) day period, Lessor shall be entitled to proceed with the sale, transfer or assignment of the same as originally intended, provided that if Lessor does not consummate such transaction within one hundred twenty (120) days thereafter, then the provisions hereof shall apply again to any proposed transaction.

         22.2 Conveyance Requirements. In the event of the purchase of the Premises and/or the Equipment by Lessee as provided in Section 22.1, Lessor shall convey to Lessee or its designee by its general warranty deed and bill of sale, good, record and marketable title to the Premises and the Equipment, subject only to Permitted Encumbrances, real estate taxes which are not delinquent and liens caused or created by Lessee, but free and clear of all mortgages, security deeds, liens, encumbrances and security interests securing any indebtedness of Lessor. The purchase price shall be paid in cash by wire transfer of immediately available funds at the time of the closing; provided that if the Premises has suffered any damage covered by the insurance described in Section 4.5, Lessor and the holders of any mortgages on the Premises shall pay to Lessee all of the proceeds of such insurance not previously paid to Lessee, or to the extent such proceeds have not been collected, assign to Lessee all of their respective rights and interests therein to Lessee; or at its election Lessee may reduce the purchase price paid by the amount of such proceeds and deduct such sum from the purchase price payable at the closing. Lessor shall be responsible for and shall pay one-half of all closing costs. Closing costs shall include the costs of title insurance, a survey, any escrow charges, costs of recording deeds and all documentary stamps and similar taxes on the recordation of the deeds. Each party shall be responsible for the fees of its respective counsel in connection with the transactions contemplated by this Section 22.

         22.3 Termination of Lease. Upon the completion of any such purchase, but not prior thereto (whether or not any delay in the completion of or the failure to complete such purchase shall be the fault of Lessor), this Lease and all obligations hereunder (including, but not limited to, the obligations to pay rent and additional rent) shall terminate, provided that neither party shall be released with respect to obligations and liabilities of Lessee and Lessor, actual or contingent, under this Lease which arose on or prior to the date of the closing of the purchase, unless specific provision therefor shall be made in the instruments and agreements relating to such purchase.

     23. Purchase of Assets and Retransfer of Certain Items at End of Term. Upon expiration or earlier termination of this Lease (other than in accordance with Sections 22 hereof), Lessor, at its option, may purchase (i) all of Lessee's Personal Property, and (ii) the items similar to those items described in
Section 1.3 of Annex A. The purchase price paid by Lessor for such assets shall be the lesser of (i) the then net book value of such assets at the time of expiration or earlier termination of this Lease, based on Lessee's books and records, which books and records shall be maintained in accordance with generally accepted accounting principals consistently applied, or (ii) the then fair market value of such assets. Lessee shall transfer and convey the same by bill of sale, free of all liens and Lessor shall pay the purchase price in cash with delivery of the bill of sale.

     24. Department of Health and Human Services Regulation. Until the expiration of four years after the expiration or earlier termination of the Term of this Lease, Lessor will make available to the Secretary, U.S. Department of Health and Human Services, and the U.S. Comptroller General, and their representatives, this Lease and all books, documents, and records necessary to certify the nature and extent of Lessor's costs with respect to this Lease and the Premises. If Lessor carries out any of its duties under this Lease through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract will also contain an access clause to permit access by the Secretary, Comptroller General, and their representatives to the related organization's books and records.

     25. Annex, Exhibits and Schedules. Annex A and the Exhibits and Schedules referred to in this Lease are hereby incorporated by reference herein.

     26. Due Diligence. The parties acknowledge and agree that they have executed this Lease (i) prior to Lessee having completed its due diligence with respect to the transactions described in this Lease, and (ii) without there being attached hereto all of the Schedules required by this Lease, or, in the case where a Schedule has been attached, it may not contain all of the information required to make it complete. Lessor shall provide full and complete Schedules on or before July 24, 1997, and may amend or supplement any theretofore submitted Schedules on or before such date. Such finally submitted complete Schedules submitted on or before July 24, 1997, shall be deemed a part of this Lease and incorporated herein as of the date hereof as if originally submitted to Lessee and attached hereto as of the date hereof. Lessee shall have until July 31, 1997 (the "Due Diligence Period") to review the Schedules and complete its due diligence. The Due Diligence Period may be modified by mutual written agreement of Lessor and Lessee, and shall be extended a reasonable period of time to allow Lessee to consider and conduct due diligence with respect to the Schedules. Notwithstanding the foregoing, if for any reason in its sole discretion, Lessee is dissatisfied with the result of its due diligence, whether it relates to the Schedules or otherwise, Lessee may terminate this Lease and Annex A, and thereafter this Lease and Annex A, and the rights and obligations of the parties under this Lease and Annex A shall be null and void.

     27. Fair Market Value Opinion. The parties acknowledge and agree that Lessor has executed this Lease prior to receiving a written fair market value opinion from Arthur Anderson LLP covering the transactions contemplated by this Lease and the Annex A. Notwithstanding any other provision in this Lease and the Annex A, if, for any reason in its sole discretion, Lessor is dissatisfied with the written fair market value opinion obtained from Arthur Anderson LLP, then Lessor may terminate this Lease and Annex A, and, thereafter, this Lease and the Annex A, and the rights and obligations of the parties under this Lease and the Annex A, shall be null and void.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first written above.

                                       LESSOR:

                                       THE BOARD OF TRUSTEES OF NEEDLES
                                       DESERT COMMUNITIES HOSPITAL

                                       By: /s/ Evelyn R. Connelly
                                           ------------------------------------
                                       Name: Evelyn R. Connelly
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------
Signed, sealed and delivered
on the 30th day of June,
1997, in the presence of:

  [signature illegible]
---------------------------
Witness

/s/ Daron Behr
---------------------------
Notary Public
San Bernardino County, California

APPROVED BY AND CONSENTED TO
BY THE CITY COUNCIL OF THE CITY
OF NEEDLES, CALIFORNIA


By: /s/ Murl L. Shaver
    ---------------------------------
Name: Murl L. Shaver
      -------------------------------
Title: Mayor
       ------------------------------

Signed, sealed and delivered
on the 31 day of July,
1997, in the presence of:

/s/ Cheryl K. Sallis
---------------------------
Witness

/s/ Generene De Leon
---------------------------
Notary Public
San Bernardino County, California

APPROVED AS TO FORM BY THE CITY
ATTORNEY FOR THE CITY OF NEEDLES,
CALIFORNIA


By: /s/ Robert W. Hargreaver
    --------------------------------
Name: Robert W. Hargreaver
      ------------------------------
Title: City Attorney
       -----------------------------

Signed, sealed and delivered
on the 31 day of July,
1997, in the presence of:

___________________________
Witness

/s/ Naughn Dishman
---------------------------
Notary Public
San Bernardino County, California


                                        LESSEE:

                                        PRINCIPAL-NEEDLES, INC.
                                        By: /s/ Christine A. Craft
                                            ---------------------------------
                                        Name: Christine A. Craft
                                              -------------------------------
                                        Title: Vice President, Acquisitions
                                               and Development
                                               ------------------------------

Signed, sealed and delivered
on the 2nd day of July,
1997, in the presence of:

/s/ Dahyn Hood
---------------------------
Witness

/s/ Linda J. Bryant
---------------------------
Notary Public
______________ County, Oregon

                                   SCHEDULE A

                                    (PART I)



                                Legal Description



                                      A-I-1

                                   SCHEDULE A

                                    (PART II)



                             Permitted Encumbrances




                                     A-II-1

                                   SCHEDULE B



                                    Equipment

                                   SCHEDULE C



                           Deferred Maintenance Items

                                   SCHEDULE D



                              Environmental Matters

                                    EXHIBIT A



                               Mechanical Upgrades





                                       E-2